UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 5, 2015

AMAG PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-10865	04-2742593
(Commission File Number)	(IRS Employer Identification No.)

1100 Winter Street
Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(617) 498-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On August 5, 2015, AMAG Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that it intends to offer, subject to market and other conditions, $450 million in aggregate principal amount of its senior notes due 2023 (the “Notes”) in a private placement pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and Regulation S under the Securities Act to eligible purchasers.

The Notes to be offered will not be and have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements thereunder.  This Current Report on Form 8-K is neither an offer to sell nor the solicitation of an offer to buy the Notes or any other securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

In accordance with Rule 135c under the Securities Act, a copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

The Company hereby files the following exhibit:

Exhibit Number	Description

99.1	Press release dated August 5, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMAG PHARMACEUTICALS, INC.

	By:	/s/ William K. Heiden
William K. Heiden
Chief Executive Officer

Date:	August 6, 2015

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated August 5, 2015